UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008 (December 23, 2008)

LINN ENERGY, LLC
 (Exact name of registrant as specified in its charters)
Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 17, 2008, Linn Energy, LLC (the “Company”) and Linn Operating, Inc., a wholly owned subsidiary of the Company (“Linn Operating”) entered into an Amended and Restated Employment Agreement with each of the Company’s named executive officers, as well as the Company’s Chief Accounting Officer (the “Amended and Restated Agreements”).  The Amended and Restated Agreements make certain updating and conforming changes, including amendments that are intended to comply with Section 409A  (“Section 409A”) of the Internal Revenue Code of 1986, as amended, (the “Code”).  A summary of the material terms of each of the agreements is below.

Michael C. Linn, Chairman and Chief Executive Officer.  Mr. Linn’s Third Amended and Restated Employment Agreement (“Linn Employment Agreement”) provides for an annual base salary of $530,000, subject to annual review and upward adjustment by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).  Mr. Linn is entitled to receive incentive compensation payable at the discretion of the Compensation Committee.  The Compensation Committee may set, in advance, an annual target bonus.  Mr. Linn is eligible for awards under the Company’s Amended and Restated Long Term Incentive Plan (“LTIP”) at the discretion of the Compensation Committee.

If Mr. Linn’s employment is terminated by Linn Operating other than for cause or termination by Mr. Linn for good reason, the Linn Employment Agreement provides that 1) he will receive payment in a lump sum of accrued salary and bonus and a severance payment of two times his base salary;  2) Linn Operating will pay its portion of COBRA continuation coverage, as well as pay certain costs of continuing medical coverage for Mr. Linn for up to six months after the expiration of the maximum required period under COBRA; and 3) all of Mr. Linn’s granted but unvested awards under the Company’s LTIP shall immediately vest and related restrictions shall be waived.

If a change of control has occurred and Mr. Linn’s employment is terminated without cause, or by Mr. Linn with good reason during the period beginning six months prior to and ending two years following the change of control (the “Change of Control Period”), Mr. Linn is entitled to the same severance benefits described above, except that 1) the Severance Amount will be three times the sum of a) Mr. Linn’s base salary and b) Mr. Linn ‘s highest annual bonus in the 36 months prior to the change of control (“Severance Bonus”) and 2) the period for continued coverage for medical benefits shall be eighteen months.  The Linn Employment Agreement also includes required gross up of any excise tax imposed under Section 4999 of the Code (“Excise Tax Gross Up”) and any Section 409A penalties and interest.

The Linn Employment Agreement contains certain confidentiality and non-compete obligations that restrict his ability to compete with the Company’s business for up to one year following his termination, unless the termination occurs within the Change of Control Period or is a termination without cause or by Mr. Linn for good reason.

Mark E. Ellis, President and Chief Operating Officer.  Mr. Ellis’s First Amended and Restated Employment Agreement (“Ellis Employment Agreement”) provides for an annual base salary of not less than $400,000, subject to annual review and upward adjustment by the Compensation Committee.  Mr. Ellis is entitled to receive a guaranteed bonus of not less than 100% of his base salary for the year ended December 31, 2008.  The remaining terms governing his compensation are the same as for Mr. Linn.

If Mr. Ellis’s employment is terminated by Linn Operating other than for cause or termination by Mr. Ellis for good reason, or as a result of a change of control, the Ellis Employment Agreement provides for substantially the same benefits as the Linn Employment Agreement.   The Ellis Employment Agreement also includes the same tax gross up provisions as the Linn Employment Agreement.  The Ellis Employment Agreement contains confidentiality and non-compete provisions substantially similar to the Linn Employment Agreement except that the provisions apply also in the case of a termination without cause or by Mr. Ellis for good reason.

Kolja Rockov, Executive Vice President and Chief Financial Officer.  Mr. Rockov’s Third Amended and Restated Employment Agreement (“Rockov Employment Agreement”) provides for an annual base salary of not less than $285,000, subject to annual review and upward adjustment by the Compensation Committee.  The remaining terms governing his compensation are the same as for Mr. Linn.

If Mr. Rockov’s employment is terminated by Linn Operating other than for cause or termination by Mr. Rockov for good reason, the Rockov Employment Agreement provides for substantially the same benefits as the Linn Employment Agreement, except that his unvested awards under the Company’s LTIP shall be governed by the applicable grant agreement.   If Mr. Rockov is terminated within the Change of Control Period without cause or by Mr. Rockov for good reason, he will be entitled to substantially the same benefits as Mr. Linn, except 1) the Severance Amount shall be two and one-half times the sum of his base salary and his Severance Bonus, 2) his unvested awards under the Company’s LTIP shall be governed by the applicable grant agreement and 3) the period for continued coverage for medical benefits shall be twelve months.

The Rockov Employment Agreement includes the Excise Tax Gross Up but no gross up for penalties or interest under Section 409A.  The Rockov Employment Agreement contains the same confidentiality and non-compete provisions as the Ellis Employment Agreement.

Charlene A. Ripley, Senior Vice President, General Counsel and Corporate Secretary.  Ms. Ripley’s First Amended and Restated Employment Agreement (“Ripley Employment Agreement”) provides for an annual base salary of not less than $255,000, subject to annual review and upward adjustment by the Compensation Committee.  The remaining terms governing her compensation are the same as for Mr. Linn.

    If Ms. Ripley’s employment is terminated by Linn Operating other than for cause or termination by Ms. Ripley for good reason, the Ripley Employment Agreement provides for substantially the same benefits as the Linn Employment Agreement, except that her unvested awards under the Company’s LTIP shall be governed by the applicable grant agreement.    If Ms. Ripley is terminated within the Change of Control Period without cause or by Ms. Ripley for good reason, she will be entitled to substantially the same benefits as Mr. Linn, except 1) the Severance Amount shall be two times the sum of her base salary and Severance Bonus, 2) her unvested awards under the Company’s LTIP shall be governed under the terms of the applicable grant agreement, and 3) the period for continued coverage for medical benefits shall remain six months. The Ripley Employment Agreement includes the Excise Tax Gross Up but no gross up for penalties or interest under Section 409A.  The Ripley Employment Agreement does not contain confidentiality and non-compete provisions.

Arden L. Walker, Jr., Senior Vice President Operations and Chief Engineer.  Mr. Walker’s First Amended and Restated Employment Agreement (“Walker Employment Agreement”) provides for an annual base salary of not less than $240,000, subject to annual review and upward adjustment by the Compensation Committee.  The remaining terms governing his compensation are the same as for Mr. Linn.

If Mr. Walker’s employment is terminated by Linn Operating other than for cause or termination by Mr. Walker for good reason, the Walker Employment Agreement provides for the same benefits as the Ripley Employment Agreement.  If Mr. Walker is terminated within the Change of Control Period without cause or by Mr. Walker for good reason, he will be entitled to the same benefits as Ms. Ripley.  The Walker Employment Agreement includes the Excise Tax Gross Up but no gross up for penalties or interest under Section 409A.  The Walker Employment Agreement contains the same confidentiality and non-compete provisions as the Ellis Employment Agreement.

David B. Rottino, Senior Vice President and Chief Accounting Officer.  Mr. Rottino’s Second Amended and Restated Employment Agreement (“Rottino Employment Agreement”) provides for an annual base salary of not less than $235,000, subject to annual review and upward adjustment by the Compensation Committee.   Mr. Rottino is entitled to receive a guaranteed bonus of not less than 152,750 for the year ended December 31, 2008.  The remaining terms governing his compensation are the same as for Mr. Linn.

If Mr. Rottino’s employment is terminated by Linn Operating other than for cause or termination by Mr. Rottino for good reason, the Rottino Employment Agreement provides for the same benefits as the Ripley Employment Agreement.    If Mr. Rottino is terminated within the Change of Control Period without cause or by Mr. Rottino for good reason, he will be entitled to the same benefits as Ms. Ripley.  The Rottino Employment Agreement includes the Excise Tax Gross Up but no gross up for penalties or interest under Section 409A.  The Rottino Employment Agreement contains the same confidentiality provisions as in the Ellis Employment Agreement.   Mr. Rottino’s non-compete obligations do not extend past the termination of his employment.

The foregoing descriptions are qualified in their entirety by reference to the Amended and Restated Employment Agreements, copies of each of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
LINN ENERGY, LLC

Date: December 23, 2008	By:	/s/ CHARLENE A.RIPLEY
Charlene A. Ripley
Senior Vice President, General Counsel and
Corporate Secretary